Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

UNDER SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with the Annual Report of Calumet, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, does hereby certify that:

(a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 28, 2025	/s/ Todd Borgmann
Todd Borgmann
President and Chief Executive Officer
(Principal Executive Officer)

February 28, 2025	/s/ David Lunin
David Lunin
Executive Vice President and Chief Financial Officer (Principal Financial Officer)